Exhibit 99

NEWS

MARRIOTT INTERNATIONAL BOARD APPRROVES SPIN-OFF OF MARRIOTT VACATIONS WORLDWIDE CORPORATION

BETHESDA, Md., Oct. 25, 2011 – Marriott International, Inc. (NYSE: MAR) announced today that its Board of Directors approved the spin-off of its wholly owned subsidiary, Marriott Vacations Worldwide Corporation, through the distribution of shares to holders of Marriott International common stock. The Board of Directors also set the distribution ratio, record date, and distribution date for the spin-off.

Upon completion of the spin-off, Marriott International shareholders will own all of the outstanding shares of Marriott Vacations Worldwide common stock. Marriott Vacations Worldwide will be the exclusive developer and manager of vacation ownership and related products under the Marriott brand and the exclusive developer of vacation ownership and related products under the Ritz-Carlton brand. Marriott International will concentrate on its lodging management and franchise business.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “Our associates in our timeshare business have built the industry’s most admired company, one that delivers the best vacations in the world to more than 400,000 Owner families. As the leading “pure-play” timeshare company, Marriott Vacations Worldwide will have a singular focus on its core business with exclusive rights to the Marriott and Ritz-Carlton brands in the timeshare industry. I have a deep appreciation for what the Marriott Vacations Worldwide team has achieved over the last 27 years, and confidence in great things yet to come.”

The spin-off will be completed through a pro rata dividend of Marriott Vacations Worldwide common stock on Monday, November 21, 2011 (the “distribution date”) to Marriott International shareholders of record as of the close of business of the New York Stock Exchange on Thursday, November 10, 2011 (the “record date”). On the distribution date each Marriott International shareholder will receive one share of Marriott Vacations Worldwide common stock for every ten shares of Marriott International Class A common stock held by such shareholder on the record date. The distribution of these shares will be made in book-entry form, which means that no physical share certificates will be issued.

No fractional shares of Marriott Vacations Worldwide common stock will be issued. Fractional shares of Marriott Vacations Worldwide stock to which Marriott International shareholders of record would otherwise be entitled will be aggregated and sold in the open market. The resulting aggregate net proceeds of the sales will be distributed in a pro rata manner as cash payments to those shareholders of record who would otherwise have received fractional shares of Marriott Vacations Worldwide common stock.

Marriott International has received a private letter ruling from the Internal Revenue Service and an opinion of tax counsel confirming that the distribution of shares of Marriott Vacations Worldwide common stock will qualify as a tax-free distribution to Marriott International shareholders. Cash received in lieu of fractional shares will, however, be taxable. Marriott International shareholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the Marriott Vacations Worldwide spin-off.

The distribution does not require shareholder approval, nor is any shareholder action or payment necessary to receive shares through the distribution of Marriott Vacations Worldwide common stock. Following the spin-off, Marriott International’s Class A common stock will continue to trade on the New York Stock Exchange (NYSE) under the symbol “MAR.” Marriott Vacations Worldwide intends to have its common stock listed on the NYSE under the symbol “VAC.” An Information Statement containing details regarding the distribution of the Marriott Vacations Worldwide common stock and its business and management following the spin-off will be mailed to Marriott International shareholders prior to the distribution date.

Marriott International shares will continue to trade “regular way” on the NYSE under the symbol MAR through and after the November 21, 2011, distribution date. Any holders of shares of Marriott International common stock who sell Marriott International shares “regular way” on or before November 21, 2011, will also be selling their right to receive shares of Marriott Vacations Worldwide common stock. It is anticipated that Marriott International shares will also trade ex-distribution (that is, without the right to receive shares of Marriott Vacations Worldwide common stock) on or about Tuesday, November 8, 2011, and continue through the distribution date, under the symbol “MAR WI”. Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Marriott International common stock on or before the distribution date.

A “when-issued” public trading market for Marriott Vacations Worldwide common stock is expected to begin on or about November 8, 2011 on the NYSE under the symbol “VAC WI” and will continue through the distribution date. Marriott International also anticipates that “regular way” trading of Marriott Vacations Worldwide common stock under the symbol “VAC” will begin on Tuesday, November 22, 2011, the first trading day following the distribution date. Before the spin-off, Marriott International and Marriott Vacations Worldwide will enter into a Separation and Distribution Agreement and various other agreements related to the spin-off.

The distribution of Marriott Vacations Worldwide common stock is subject to the satisfaction or waiver of certain conditions including but not limited to the Registration Statement on Form 10 for Marriott Vacations Worldwide common stock being declared effective by the U.S. Securities and Exchange Commission, Marriott Vacations Worldwide common stock being accepted for listing on the NYSE and the other conditions described in the Information Statement included in the Form 10. The condition relating to the authorization of the Marriott Vacations Worldwide common stock for listing on the NYSE has been satisfied. Marriott International and Marriott Vacations Worldwide expect that all conditions to the spin-off will be satisfied on or before the distribution date.

Marriott Vacations Worldwide will be based in Orlando, Florida, with more than 60 resorts located in the U.S. and abroad serving more than 400,000 Owners and Members. Marriott International will remain headquartered in Bethesda, Maryland, as a leading global lodging company, with nearly 3,700 properties across 18 brands in more than 70 countries.

Marriott Vacations Worldwide management plans to make presentations regarding the new company’s business strategy, competitive advantages and outlook at a conference for investors and security analysts on Friday, October 28 from 8:30 a.m. to 12 noon, Eastern Time. The conference will be webcast and can be accessed through http://www.marriott.com/investor. For more information about the Marriott Vacations Worldwide security analyst meeting, please contact Marriott Investor Relations at 301.380.1379.

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Note on forward-looking statements: This press release contains “forward-looking statements” within the meaning of federal securities laws, including the timing of and benefits resulting from the separation of Marriott International and Marriott Vacations Worldwide, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including changes in market conditions; unanticipated developments that prevent, delay, alter the terms of, or otherwise negatively affect the spin-off, and other risk factors that Marriott Vacations Worldwide Corporation identifies in its Form 10 registration statement or that we identify in our most recent quarterly report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of October 25, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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